Exhibit 23
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-4 No. 333-118536) of Amscan Holdings, Inc. and subsidiaries and in the related Prospectus of our report dated April 13, 2011, with respect to the consolidated financial statements and schedule of Amscan Holdings, Inc. and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2010.
/s/ Ernst & Young LLP
New York, New York
April 13, 2011